UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

Commission File Number
001-34581

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Kraton Corporation (the “Company”) on May 23, 2016 (the “Original Form 8-K”), and is being filed solely to update certain information included under Item 5.02 in the Original Form 8-K, and no other Item. We are filing this Form 8‑K/A to correctly state the number of remaining shares unissued (the “Remaining Shares”) under the Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan (as amended and restated February 16, 2012, the “2009 Plan”) and to clarify the maximum number of shares available under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan (the “2016 Plan”), as of the date of the Original Form 8-K and these disclosures, to amend and supersede the disclosures in the Original Form 8-K. The Original Form 8-K made reference to 436,904 Remaining Shares when the correct number was 917,064 Remaining Shares. The discrepancy relates solely to a clerical error made in calculating the number of Remaining Shares as of the date of the filing. The 2016 Plan also provides that the number of unused shares of common stock that are the subject of awards under the 2009 Plan that are canceled, terminated, forfeited or expired unexercised again become available for the issuance of awards under the 2016 Plan as if such shares had never been the subject of an award (the “Additional Shares”). As such, the maximum number of shares available for issuance under the 2016 Plan consists of 1,550,000 shares of our common stock plus the Remaining Shares and Additional Shares that become available from time to time under the terms of the 2016 Plan.

Item 5.02. Compensatory Arrangements of Certain Officers.

The number of shares reserved for issuance under the 2016 Plan is 2,708,057 shares, consisting of 1,550,000 new shares, plus 917,064 Remaining Shares and 240,993 Additional Shares outstanding under the 2009 Plan.

Except as described herein, no other changes have been made to the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kraton Corporation

Date: February 24, 2017	By:	/s/ Stephen E. Tremblay
Name: Stephen E. Tremblay
Title: Executive Vice President and Chief Financial Officer